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                              EAC INDUSTRIES, INC.
                                   EXHIBIT 11
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                                   (UNAUDITED)


                                                 For The Three Months                  For The Six Months
                                                     Ended July 31,                       Ended July 31,
                                            ------------------------------        ------------------------------
                                               1998               1997               1998               1997
                                            -----------        -----------        -----------        -----------
NET (LOSS):
  Continuing operations                     $  (168,215)       $   (70,171)       $   (66,825)       $  (157,365)
  Discontinued operations                         1,218              4,183             29,328            109,324
                                            -----------        -----------        -----------        -----------
NET (LOSS)                                  $  (166,997)       $   (65,988)       $   (37,497)       $   (48,041)
                                            ===========        ===========        ===========        ===========



(LOSS) PER SHARE:
  Continuing operations                     $      (.06)       $      (.03)       $      (.02)       $      (.07)
  Discontinued operations                          --                 --                  .01                .05
                                            -----------        -----------        -----------        -----------
                                            $      (.06)       $      (.03)       $      (.01)       $      (.02)
                                            ===========        ===========        ===========        ===========


SHARES:
  Weighted average shares outstanding         2,885,521          2,311,687          2,815,569          2,311,687
  Other - options, warrants etc                    --                 --                 --                 --
                                            -----------        -----------        -----------        -----------
                                              2,885,521          2,311,687          2,815,569          2,311,687
                                            ===========        ===========        ===========        ===========




                                 - Exhibit 11 -


                                                                        Page 12.